Exhibit 32.1

Written Statement of the Chief Executive Officer
Pursuant to 18 U.S.C. § 1350

     Solely for the purpose of complying with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned President and Chief Executive Officer of Nicholas Financial, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the three and nine months ended December 31, 2004, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter L Vosotas

Peter L. Vosotas
President and Chief Executive Officer

Date: February 14, 2005